SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 24, 2003

State Street Corporation
(Exact name of registrant as specified in its charter)

Massachusetts	0-5108	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identifica- tion Number)

225 Franklin Street, Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 786-3000

Item 9. Regulation FD Disclosure.

Beginning at 8:50 a.m. (EDT) on June 24, 2004, Registrant is presenting a webcast investor presentation by its President and Chief Operating Officer. Exhibits outlining the presentation are furnished herewith as Exhibit 99.1 and are incorporated herein by reference. The presentation, including the exhibits, is accessible when made on State Street’s investor relations homepage, at www.statestreet.com/stockholder. A recorded replay of the presentation, with exhibits, will be available on the investor relations homepage beginning in the afternoon of June 24, 2003.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ Frederick P. Baughman
Name: Frederick P. Baughman Title: Senior Vice President, Controller and Chief Accounting Officer

Date: June 24, 2003

EXHIBIT INDEX

Exhibit

99.1	Form of exhibits to presentation on June 24, 2003